Exhibit 10.1

FIRST AMENDMENT TO THE SHARE EXCHANGE AGREEMENT

This First Amendment to the Share Exchange Agreement (the “Amendment”) is entered into as of December 10, 2024, by and among Nightfood Holdings, Inc., a Nevada corporation (“Parent Company”), Future Hospitality Ventures Holdings, Inc., a wholly-owned subsidiary of Nightfood Holdings, Inc. (“FHVH”), SWC Group, Inc., a California corporation (“SWC”), and Sugarmade, Inc. (the “SWC Shareholder”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Share Exchange Agreement dated September 4, 2024 (the “Agreement”), pursuant to which the Parent Company agreed to acquire all issued and outstanding shares of SWC, subject to certain conditions; and

WHEREAS, the Parties desire to amend the Agreement to address the terms related to transaction pricing and share calculations while ensuring the economic intent of the Agreement remains unchanged.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENTS

1.	Transaction Pricing and Share Calculations

The Parties hereby agree that the pricing of the transaction, including the valuation and terms governing the number of shares to be issued under the Agreement, shall be based on the 90-day Volume Weighted Average Price (VWAP) of the Parent Company’s common stock as of December 10, 2024 (the “Pricing Date”). Accordingly, the number of shares to be issued pursuant to the Agreement shall be calculated based on the valuation and terms applicable as of the Pricing Date.

This provision ensures that the economic terms of the transaction are consistent with the original intent of the Parties at the time of signing the Agreement, preserving fairness and avoiding any unintended dilution or adjustments due to changes in the timeline.

2.	Waiver of Defaults

The Parties mutually waive any and all defaults or delays that may have arisen under the Agreement prior to this Amendment. Such waiver is made without prejudice to any rights or obligations set forth in the Agreement or this Amendment.

3.	No Other Modifications

Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

4.	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law principles.

5.	Counterparts

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(Signature page to follow)

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Agreement as of the date first written above.

Nightfood Holdings, Inc.

By:	/s/ Sonny Wang
Name:	Sonny Wang
Title:	CEO, Director

Future Hospitality Ventures Holdings, Inc.

By:	/s/ Sonny Wang
Name:	Sonny Wang
Title:	CEO

SWC Group, Inc.

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	CEO

Sugarmade, Inc.

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	CEO, Chairman

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